UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On December 1, 2006, the parties closed the transactions contemplated by that certain redemption agreement (the “Redemption Agreement”) between Energy Transfer Partners, L.P. (“ETP”) and CCE Holdings, LLC (“CCEH”), an indirect wholly owned subsidiary of the Company, under which ETP’s 50% ownership interest in CCEH was redeemed in exchange for 100% of the equity interests in Transwestern Pipeline Company LLC. In connection with the closing, Trunkline LNG Holdings, LLC (“TLNG Holdings”), an indirect wholly owned subsidiary of Southern Union Company (the “Company”), as borrower, and Panhandle Eastern Pipe Line Company, LP. (“PEPL”) and CrossCountry Citrus, LLC (“CCC”), each an indirect wholly owned subsidiary of the Company, as guarantors, entered into a $465 million unsecured term loan facility (the “Credit Agreement”) with the financial institutions listed therein and Bayerische Hypo- Und Vereinsbank AG, New York Branch (“HVB”), as administrative agent.

Pursuant to the Credit Agreement, on December 1, 2006, TLNG Holdings loaned the proceeds of the Credit Agreement to CCC in exchange for an interest-bearing promissory note with a principal amount of $465 million, the amount of the proceeds of the Credit Agreement. Accrued interest under the promissory note is payable quarterly. The interest rate under the promissory note is based on the interest rate under the Credit Agreement.

The proceeds of the Credit Agreement were used to repay approximately $455 million of existing indebtedness under (1) that certain amended and restated credit agreement dated as of December 21, 2005, by and between Transwestern Holding Company, LLC (“TWH”), CCC, the lenders party thereto, Wachovia Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, N.A., Sun Trust Bank and Calyon, New York Branch, as co-documentation agents, and (2) that certain note purchase agreement, dated as of November 17, 2004, between TWH and the holders listed therein (collectively the “Existing TWH Debt”). The Credit Amendment is attached hereto as Exhibit 10.1.
ITEM 7.01 REGULATION FD DISCLOSURE

On December 1, 2006, the Company issued a press release to announce the closing of the transactions contemplated by the Redemption Agreement between ETP and CCEH. The press release also announced the execution of a $465 million Credit Agreement by and between indirect wholly owned subsidiaries of the Company, the financial institutions listed therein, and HVB, the proceeds of which were used to repay the Existing TWH Debt. A copy of that release is filed herewith as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

                     Exhibit No.                          Description

10.1 99.1
Credit Agreement between Trunkline LNG Holdings, LLC, as borrower, Panhandle Eastern Pipe Line Company, LP and CrossCountry Citrus, LLC, as guarantors, the financial institutions listed therein and Bayerische Hypo- Und Vereinsbank AG, New York Branch, as administrative agent, dated as of December 1, 2006.

Company’s December 1, 2006, Press Release.

This 8-K includes forward-looking statements. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in the Company's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: December 4, 2006	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

                        Exhibit No.                            Description
10.1
Credit Agreement between Trunkline LNG Holdings, LLC, as borrower, Panhandle Eastern Pipe Line Company, LP and CrossCountry Citrus, LLC, as guarantors, the financial institutions listed therein and Bayerische Hypo- Und Vereinsbank AG, New York Branch, as administrative agent, dated as of December 1, 2006.

99.1	Company’s December 1, 2006, Press Release